EXHIBIT 99.1

FOR MORE INFORMATION CONTACT:

Stacie D. Byars

Director, Investor Relations

425-825-3422

StacieByars@Captaris.com

CAPTARIS ANNOUNCES POSITIVE PRELIMINARY FINANCIAL RESULTS

FOR ITS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2002;

FINAL RESULTS OF 2001 RE-AUDIT

KIRKLAND, Wash.—February 6, 2003—Captaris, Inc. (Nasdaq: CAPA), a leading provider of unified communications and mobile business solutions, today announced positive preliminary financial results for its quarter and full year ended December 31, 2002. As a result of the time required for the re-audit of the company’s 2001 financial statements, additional time is required to complete the audit of its 2002 financial statements. Accordingly, the results reported herein for 2002 are preliminary.

Based on preliminary information, the company expects to report net sales of $26 to $27 million for the quarter ended December 31, 2002, as compared to $24.2 million in the fourth quarter of 2001. Based on the preliminary net sales results for the fourth quarter of 2002, full year 2002 net sales are expected to approximate $93.4 to $94.4 million, compared to $92.1 million for the year ended December 31, 2001. Consistent with previously provided guidance, the company believes it will report profitability for the fourth quarter of 2002 on a pro forma basis. Items excluded for pro forma basis results are described below. Cash, cash equivalents and investments were approximately $74 million at December 31, 2002.

During the fourth quarter of 2002, the company received a payment totaling $1.67 million from its OEM agreement with Cisco Systems. Including this payment, revenue from the agreement is expected to total $2.1 million in the fourth quarter and is expected to total $3.3 million for the full year of 2002.

“We are extremely pleased to have achieved year-over-year revenue growth in these tough economic times. Additionally, we believe we have reached our target of pro forma profitability for the fourth quarter, pending completion of our 2002 audit,” said David P. Anastasi, president and CEO of Captaris. “This accomplishment can be attributed to our focused sales and marketing activities that fueled stronger results in Electronic Document Delivery Solutions and additional revenue associated with our Cisco agreement. We are hopeful that this trend will continue into 2003.”

2001 Re-audit

As previously reported, the company restated its financial statements for the year ended December 31, 2001, and engaged its independent auditors to re-audit those financial statements. The company originally reported a net loss of $0.37 per share for 2001. The error requiring the re-audit that resulted from the gross-up of deferred taxes and goodwill associated with the acquisition of Infinite Technologies increased that reported net loss to $0.38 per share. The re-audit is substantially complete and, after recording all adjustments proposed by its independent auditors, the company is reporting a restated net loss of $0.36 per share and revenue of $92.1 million, up slightly from the $91.9 million previously reported. The company is currently working to complete and file amendments to its Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2002.

Stock Repurchase

As previously announced, on December 16, 2002, the company completed the repurchase of 1.1 million shares of its common stock in a privately negotiated transaction. In addition, since September 30, 2002, the company repurchased approximately 550,000 common shares in open market transactions.

As previously announced, in August 2000, the Board of Directors of Captaris approved a plan to repurchase up to $15.0 million of its common stock. To date, Captaris has repurchased approximately $4.8 million worth of its common stock, or 2.3 million common shares, pursuant to the repurchase program, including the privately negotiated repurchase. The company may repurchase shares in the future, subject to overall market conditions, stock prices, and the company’s cash position and requirements going forward. Captaris intends to provide updates on the status of its repurchase program each quarter in its Quarterly Reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Guidance

The company currently expects that net sales for 2003 will be in the range of $92 to $96 million with a target earnings per share of $0.03 to $0.09 on a pro forma basis. Estimates for 2003 anticipate approximately $5 million of revenue associated with the company’s OEM agreement with Cisco Systems. Currently, future payments associated with this agreement are subject to a number of conditions, some of which are beyond the control of the company, including Cisco’s deployment success. The company’s original announcement dated January 22, 2002 provides additional details as to the terms and conditions of this agreement. The company does not anticipate receiving a payment in the first quarter of 2003 and, accordingly, currently believes net sales for the first quarter of 2003 will approximate $21.5 to $22.5 million. The company’s target pro forma profitability for the full year of 2003 contemplates a first quarter loss, with pro forma profitability dependent on the remaining quarters’ actual results.

Pro Forma Results

Pro forma results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States. Management uses such pro forma measures internally to evaluate the company’s performance and manage its operations. Pro forma amounts for the company exclude non-recurring items; variable accounting charges for stock-based compensation, amortization of intangible assets and costs associated with both voluntary and involuntary staff reductions.

Web cast information

The company will host a conference call today at 1:45 pm PT. The dial-in number is (800) 218-0530. There will be a live web cast of the conference call, which can be accessed from the “Investor Relations” section of the Captaris Web site at www.captaris.com. The company will also provide a replay of the conference call at 800-405-2236 (North America) or 303-590-3000 (international), confirmation number 519598#, until Thursday, February 13, 2003 at 9:00 PM PT.

About Captaris, Inc.

Captaris is a leading provider of unified communications and mobile business solutions that allow companies to improve business communications with customers, partners and employees. The company provides access to and control of critical business information from almost any communications device and enhances communications workflow by improving the way in which company stakeholders exchange information.

The company specializes in developing and marketing its CallXpress unified messaging solution, its RightFAX fax and communications servers, its MediaLinq electronic document delivery services, and its Infinite Mobile Delivery product lines. Captaris has more than 75,000 systems installed and over 1 million users worldwide, with 80 percent of Fortune 100 companies using the company’s award-winning products and services.

Captaris is headquartered in Kirkland, WA, and has main offices in Tucson, AZ, Portland, OR, and San Francisco, CA. In addition, Captaris has sales and support offices in Holland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the Nasdaq National Market under the symbol CAPA. Captaris maintains a site on the World Wide Web at www.captaris.com.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s expected financial results for the year and quarter ended December 31, 2002 and its guidance regarding financial results for 2003. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the outcome of the audit of the company’s financial statements for the year ended December 31, 2002 by the company’s independent accountants, the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect the company’s proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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